Exhibit 99.1

Contact:

Crocker Coulson                               Donald Xu
President                                     Vice President, Strategic Planning
CCG Elite                                     China Pharma Holdings, Inc.
310 231-8600 ext 103                          858-776-8880
crocker.coulson@ccgir.com                     dxu@chinapharmaholdings.com
-------------------------                     ---------------------------


          China Pharma Announces Successful Private Placement of $3.85
                                    Million

HAIKOU CITY, Hainan Province, PRC - February 6, 2007 - China Pharma Holdings, Inc. ("China Pharma" or "the Company") (OTC BB: CPHI), a specialty bio-pharmaceutical company that develops, manufactures and markets Western and Chinese medicines, today announced that it has successfully completed the private placement of approximately 2.5 million shares of the Company's common stock at the price of $1.70 per share and 2.5 million Class A 3-year warrants to purchase an aggregate of 1.25 million shares of the Company's common stock at a strike price of $2.38 per share. Net proceeds to the Company of approximately $3.85 million will be used for development of new drugs in pipeline and working capital to support the Company's growth. Sterne, Agee & Leach, Inc. served as the sole placement agent for the offering.

"This financing allows us to further the development of our new drugs at clinic trial stage and provides the Company with additional working capital to support the launch of several new drugs we have recently introduced into the market. This transaction benefits both our customers and shareholders, by expediting our progress of new drug development programs and strengthening our financial position," commented Zhi-lin Li, China Pharma's President and CEO.

For more detailed information on the financing referred to in this release, reference is made to the Company's Form 8-K filing with the Securities and Exchange Commission and related Exhibits thereto.

Neither the common stock nor the warrants referred to in this release have been registered under the Securities Act of 1933 and may not be subsequently offered or sold by investors in the United States absent registration or an applicable exemption from the registration requirement. The Company has agreed to file a registration statement covering resale of the common stock and the warrants by investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. develops, manufactures, and markets generic and brand bio-pharmaceutical products in China that treat a wide range of conditions, including infections, hepatitis, vascular diseases, CNS and other prevailing diseases. Helpson Bio-pharmaceutical Co., Ltd (Helpson), a specialty bio-pharmaceutical company headquartered in Haikou City, Hainan province in China, is a wholly owned subsidiary of China Pharma Holdings. For more information, visit the company's website at www.chinapharmaholdings.com.

Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, failure to obtain or maintain intellectual property protection, downturns in the Chinese economy, uncompetitive levels of research and development, failure to obtain regulatory approvals, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission.

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